CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS
FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of Earliest Event Reported): July 15, 2010
Radient Pharmaceuticals Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16695 (Commission File Number)	33-0413161 (IRS Employer Identification No.)
2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
(Address of principal executive offices (zip code))
714-505-4461
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a — 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02	Election of Directors
On June 29, 2010, the Board of Directors approved, via unanimous written consent and based upon on our Governance Committee’s recommendation, appointing Robert W. Beart, Jr., MD as a member of our Board of Directors to fill the vacancy created by the passing of one of our former directors, Dr. Edward Arquilla. Dr. Beart accepted the position on July 15, 2010. Dr. Beart shall serve as a Class II member of our Board until the 2011 annual meeting of shareholders and until his successor is elected and qualified, or until the earlier death, retirement, resignation or removal. The Board also determined that Dr. Beart satisfies the independence criteria set forth in the applicable NYSE Amex listing standards and SEC rules. Dr. Beart will become a member of our Audit Committee, Compensation Committee and Governance Committee. The Board approved issuing Dr. Beart 40,000 shares of our common stock as an inducement to join our board and shall pay Dr. Beart the same as our other independent directors, which is $1,500 for each in person meeting and $500 for each telephonic meeting he attends.
The Governance Committee and Board based their decision on Dr. Beart’s experience. Dr. Beart currently leads the Colorectal Surgery Institute at the Glendale Memorial Hospital and Health Center in Glendale, California. Dr. Beart’s main research interests include continence preservation, colostomy avoidance and the management of recurrent colorectal cancer. His clinical involvement in colorectal diseases covers the spectrum, from chronic constipation and diarrhea, anorectal problems and diverticulitis, to fecal incontinence, inflammatory bowel disease and polyps. His interests also extend to cancer, not only the primary treatment of disease, but the management of unusual cancer problems and recurrent cancer. Dr. Beart worked at the Mayo Clinic from 1976 to 1992 and has been at the University of Southern California since 1992. Dr. Beart, who pioneered the ileal pouch-anal anastomosis at the Mayo Clinic in Rochester, Minnesota, has established the Division of Colorectal Surgery in the USC Department of Surgery, and launched the USC Center for Colorectal Diseases at USC University Hospital and USC/Norris Cancer Center and Hospital. His special areas of interest include the management of colon and rectal cancer and recurrent colon and rectal cancer as well as inflammatory bowel disease and preservation of intestinal continence. He graduated from Harvard Medical School and is a past president of the American Society of Colon and Rectal Surgeons. He had his surgical training at the University of Colorado and the Mayo Clinic. He is Board certified and recertified in General and Colorectal Surgery.

Item 7.01	Regulation FD Disclosure.
On July 20, 2010, we issued a press release announcing the appointment of Dr. Beart. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits

99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION
By:	/s/ Akio Ariura
	Name:	Akio Ariura
	Title:	Chief Financial Officer

Dated: July 20, 2010